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                                  Exhibit 23
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                                      E-8
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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Life Technologies, Inc. and subsidiaries on Form S-8, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536, of our report dated January 23, 1995, on our audits of the consolidated financial statements of Life Technologies, Inc. and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.



                                               Coopers & Lybrand L.L.P.



Washington, D.C.
February 23, 1995





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